Exhibit 3.57

      STATE OF DELAWARE

    SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 08/27/1999

      991359599 – 3089230

CERTIFICATE OF INCORPORATION

OF

MAGAZINEOUTLET.COM, INC.

The undersigned in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation is:

magazineoutlet.com, Inc.

SECOND: The address of the corporation’s registered office in the State of Delaware is 30 Old Rudnick Lane, Suits 100, 19901, City of Dover, County of Kent, and the name of its registered agent at such address is LEXIS Document Services Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: Authorized Shares. The total number of shares of stock which the corporation shall have authority to issue is 3,000. All of such shares are to be Common Stock, par value of $1.00 per share and are to be of one class.

FIFTH: The name and mailing address of the incorporator is as follows:

Harry E. Peden, III

Whitman Breed Abbott & Morgan LLP

100 Field Point Road

Greenwich, Connecticut 06830

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1) Election of directors need not be by written ballot unless the by-laws so provide.

(2) The Board of Directors shall have power, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the by-laws of the corporation.

(3) Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

SEVENTH: The corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify, and advance expenses to, all persons whom it may indemnify, and to whom it may advance expenses, pursuant thereto.

EIGHTH: To the fullest extent permissible under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director’s personal liability to the corporation and its shareholders for monetary damages for breach of his fiduciary duty as a director is hereby eliminated, except for liability (i) for any breach of director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for improper dividend payment or unlawful stock purchases or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

IN WITNESS WHEREOF, I have signed this certificate this 27th day of August, 1999.

/s/ Harry E. Peden, III
Harry E. Peden, III
Incorporator

      STATE OF DELAWARE

    SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 03/02/2000

      001106159 – 3089230

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

magazineoutlet.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That pursuant to a written consent of directors to action in lieu of a meeting of the Board of Directors of magazineoutlet.com, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

The name of the corporation is “SynapseConnect, Inc.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a consent of stockholders in lieu of meeting was duly executed by stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware pursuant to which stockholders holding the necessary number of shares as required by statute adopted resolutions approving the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said magazineoutlet.com, Inc. has caused this certificate to be signed by Jonathan A. Siegel, as Authorized Officer, this 29th day of February, 2000.

By:	/s/ Jonathan A. Siegel
Title of Officer:	Vice President & General Counsel
JONATHAN A. SIEGEL

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

SYNAPSECONNECT, INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is LEXIS DOCUMENT SERVICES, INC. and the present registered office of the corporation is in the county of KENT.

The Board of Directors of SYNAPSECONNECT, INC. adopted the following resolution on the 6th day of July, 2000.

Resolved, that the registered office of SYNAPSECONNECT, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, SynapseConnect, Inc. has caused this statement to be signed by Michael Loeb, its Chairman, President and CEO*, this 17th day of July, 2000.

/s/ Michael Loeb
Chairman, President and CEO (Title)

*	Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 07/18/2000 001364374 – 3089230

State of Delaware Secretary of State Division of Corporations Delivered 08:00 AM 03/07/2011 FILED 08:00 AM 03/07/2011 SRV 110270265 – 3089230 FILE

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of the State of Delaware, the charter of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is Synapseconnect, Inc.

2. The Registered Office of the corporation in the State of Delaware is located at 1209 Orange Street (street), in the City of Wilmington, County of New Castle Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company.

3. The date of filing of the Corporation’s original Certificate of Incorporation in Delaware was 08/27/1999.

4. The renewal and revival of the charter of this corporation is to be perpetual.

5. The corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D 2010, at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By:	/s/ John Kinney
Authorized Officer

Name:	John Kinney
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